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         SUBSIDIARIES ORGANIZED UNDER THE LAWS OF GERMANY:
         -------------------------------------------------
         PrimaCom Management GmbH
         PrimaTV broadcasting GmbH
         PrimaCom Sudwest II Gmbh
         PrimaCom Region Wiesbaden Gmbh & Co. KG
         PrimaCom Mettlach GmbH & Co. KG
         PrimaCom Maintal GmbH & Co. KG
         PrimaCom Stormarn GmbH & Co. KG
         PrimaCom Verl GmbH & Co. KG
         PrimaCom Nettetal GmbH & Co. KG
         PrimaCom Kabelbetriebsges. mbH & Co. KG Region Berlin
         PrimaCom Kabelbetriebsges. mbH & Co. KG Region Leipzig
         PrimaCom Kabelbetriebsges. mbH & Co. KG Region Sudwest
         Kabelcom Aachen Gesellschaft fur Kabelkommunikation mbH & Co. KG TELEVIS Grimma GmbH
         PrimaCom Network & Operations GmbH
         PrimaCom Marketing & Development GmbH
         PrimaCom Region Schwerin GmbH & Co. KG
         PrimaCom Projektmanagement GmbH& Co. KG
         PrimaCom Region Leipzig GmbH & Co. KG
         PrimaCom Region Magdeburg GmbH & Co. KG
         PrimaCom Region Dresden GmbH & Co. KG
         Zweite Kabelvision Management Beteiligungs GmbH & Co. KG
         PrimaCom Region Angelbachtal GmbH & Co. KG
         PrimaCom Region Berlin GmbH & Co. KG
         PrimaCom Nord GmbH
         Antennentechnik Busler GmbH
         Nexus Kabelfernsehservice GmbH
         Ad-media GmbH & Co. Local TV KG
         Kabelcom Halberstadt Ges. F. BreitbandkabelKommunikations mbH PKG Kabelbetriebsgesellschaft mbH
         Komco GmbH
         PrimaCom Sudwest I GmbH & Co. KG
         MKM Sonderhein Hordt GmbH & Co. KG
         PrimaCom Osnabruck mbH & Co. KG
         PrimaCom Projektmanagement GmbH
         Kutz-Kabel Service GmbH

         SUBSIDIARIES ORGANIZED UNDER THE LAWS OF THE NETHERLANDS:
         ---------------------------------------------------------
         Multikabel N.V.
         Communikabel N.V